UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2016 (August 11, 2016)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2016, National CineMedia, Inc. (the “Company”) announced that the Company has appointed Katherine L. Scherping to serve as the Company’s Chief Financial Officer (“CFO”) effective on August 11, 2016.  Ms. Scherping will also serve as CFO of National CineMedia, LLC.

The Company also announced that Co-Interim CFOs, David J. Oddo and Jeffrey T. Cabot will transition into other roles on the Company’s finance team effective on August 11, 2016.

The press release announcing Ms. Scherping’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Scherping, age 56, has a long career in finance and in other management roles, previously serving as interim president and CEO of QCE LLC and subsidiaries (d/b/a Quiznos) since June 2016 and as Chief Financial Officer of Quiznos from December 2013 to June 2016.  From October 2011 through July 2016, Ms. Scherping was a consultant for Deloitte LLP, providing leadership training to partners and other executives.  From June 2005 to July 2011, she served as Chief Financial Officer of Red Robin Gourmet Burgers, Inc.  Ms. Scherping holds a Bachelor of Science degree in accounting from Northern Illinois University and is a certified public accountant.

Ms. Scherping does not have a family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Ms. Scherping and any other persons pursuant to which Ms. Scherping was selected as an officer of the Company.  Ms. Scherping does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement with Ms. Scherping (the “Employment Agreement”) dated August 11, 2016, establishing her compensation as CFO as summarized below:

Salary.  Ms. Scherping’s annual salary will be $400,000.

One-Time Stock Award.  In connection with her appointment, Ms. Scherping will receive a one-time, time-based, restricted share award granted effective on the commencement of employment, with a grant date fair market value equal to $400,000 issued under the Company’s current Incentive Compensation Plan.  The number of shares to be granted will be calculated by dividing $400,000 by the average closing share price of the Company’s common stock as reported on the NASDAQ for the 30 days immediately prior to the grant date.  The restricted shares are scheduled to vest in three equal installments on each of the first three anniversaries of the grant date.  The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest.

Ongoing Incentive Compensation.  Ms. Scherping will participate in the Company’s incentives program including:

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•	Annual Incentive Compensation. Ms. Scherping’s annual cash award target will be 75% of her salary earned as CFO during the applicable period (the “Target Bonus”).

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Long-Term Incentive Compensation.  Ms. Scherping will have the opportunity to receive annual incentive awards based on the achievement of certain goals as determined by the Compensation Committee of the Company’s board of directors in such amounts and pursuant to such terms as determined by the Company’s board of directors in its discretion.

Termination of Employment.  If Ms. Scherping’s employment is involuntarily terminated by the Company, she will receive an amount equal to 100% of her annual base salary plus 100% of the Target Bonus, payable in equal installments over a 12-month period.  For up to 12 months following any such termination of employment, the Company will pay Ms. Scherping an amount equal to 100% of the monthly premium paid by Ms. Scherping for COBRA coverage under the Company’s group health and dental plans.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated August 11, 2016, between the Company and Katherine L. Scherping
99.1	Press Release of the Company dated August 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 11, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By:  National CineMedia, Inc., its manager

Dated: August 11, 2016	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General
Counsel and Secretary

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